8x8, Inc. Reports Fourth Quarter and Fiscal 2021 Financial Results

Fiscal 2021 Total Revenue Increased 19% year-over-year to $532 million; Total ARR grew 22% in the fiscal fourth quarter

CAMPBELL, CA. - May 10, 2021 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the fourth quarter and full-year fiscal 2021 ended March 31, 2021.

Fourth Quarter Fiscal 2021 Financial Results:

•Total revenue increased 19.1% year-over-year to $144.7 million.
•Service revenue increased 18.9% year-over-year to $133.8 million.
•GAAP Pre-Tax Loss was $44.9 million; Non-GAAP Pre-Tax Profit was $0.1 million.

Full-Year Fiscal 2021 Financial Results:

•Total revenue increased 19.3% year-over-year to $532.3 million.
•Service revenue increased 19.8% year-over-year to $496.0 million.
•GAAP Pre-Tax Loss was $164.7 million; Non-GAAP Pre-Tax Loss was $12.8 million.

“We surpassed our goal of achieving profitability ahead of schedule, driven by continued upmarket momentum in enterprise markets due to our differentiated, integrated cloud contact center and communications product,” said Dave Sipes, Chief Executive Officer at 8x8, Inc. “We sit at the center of massive markets migrating quickly to the cloud with a differentiated offering in which to capitalize on these substantial tailwinds.”

Q4 Fiscal 2021 Business Metrics and Highlights:

Financial and Business Metrics
•Bookings:
◦Closed 45 new customer deals in the fourth quarter of fiscal 2021 with ARR (annual recurring revenue) greater than $100K, an increase of 7% from the same period last year. These deals represented 36% of new bookings for the quarter and included 28 new logo deals.
◦Bundled contact center and communications represented 75% of new bookings that were $12K or more in ARR.
◦Channel bookings grew 7% year-over-year and represented 53% of new bookings.
◦Contact center new bookings grew 20% year-over-year and represented 33% of total new bookings.
•Annual recurring revenue (ARR):
◦Total ARR grew to $518.1 million, an increase of 22% from the same period last year.
◦761 customers generated ARR greater than $100K, compared with 611 customers in the same period last year, a 25% year-over-year growth.
•ARR growth by customer size:
◦Small Business customers (defined as companies whose annual revenue is less than $50 million) comprised 52% of total ARR which grew 17% year-over-year.
◦Mid-market customers (defined as companies whose annual revenue is between $50 million and $1 billion) comprised 27% of total ARR which grew 14% year-over-year.
◦Enterprise customers (defined as companies whose annual revenue is more than $1 billion) comprised 21% of total ARR which grew 49% year-over-year.
•GAAP gross margin was 58%, compared with 53% in the same period last year. Non-GAAP gross margin was 61%, compared with 58% in the same period last year.
•GAAP service margin was 65%, compared with 62% in the same period last year. Non-GAAP service margin was 67%, compared with 67% in the same period last year.

•Cash used in operating activities was $0.8 million. Cash, restricted cash, and investments were $161.5 million on March 31, 2021 and $168.0 million on December 31, 2020.

Leadership Updates
•Announced that Amrit Chaudhuri has joined the Company as Chief Marketing Officer.
•Announced that Walt Weisner has joined the Company as Chief Customer Officer.

Strategic Partnerships
•Formed a strategic VAR partnership between 8x8 and Westcon, a global technology distributor. The partnership will enable Westcon to offer 8x8’s Unified Communications as a Service and Contact Center as a Service to their enterprise customers across the United Kingdom and Ireland.
•Formed a strategic partnership with China Mobile International to deliver the industry’s first integrated cloud phone and contact center solution that supports the communications and customer engagement requirements of multinationals operating in China.

Product Innovation Highlights
•Launched 8x8 Contact Center for Microsoft Teams which is certified by Microsoft to integrate with Teams.
•Launched the new 8x8 Voice for Microsoft Teams app to further extend the Teams experience for users by adding new SMS, MMS, and fax capabilities.
•Introduced 8x8 Work for Web which allows 8x8 users to securely communicate, collaborate and engage across almost any device and operating system via an everyday web browser without software downloads or plug-ins.
•Launched the industry’s only financially-backed, platform-wide 99.99% SLA across an integrated cloud CCaaS and UCaaS solution.

Industry Recognition
•Named Leader in the IDC MarketScape: Worldwide UCaaS Service Providers for Enterprise 2021 Vendor Assessment.
•Named a Leader in the IDC MarketScape: Worldwide UCaaS Service Providers for SMB 2021 Vendor Assessment.
•Awarded 5-Star rating by CRN in its 2021 Partner Program Guide.
•Named a Major Player in the IDC MarketScape: Worldwide Communications Platform as a Service 2021 Vendor Assessment.

Financial Outlook:

The Company will provide first quarter and full-year fiscal 2022 guidance in connection with this quarterly announcement on its earnings conference call and webcast today.

A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation at the end of this release. Please see the Financial Metrics Sheet for Fourth Quarter Fiscal Year 2021 posted on the Company's investor relations website for the definition of operational and key business metrics referenced in this press release.

Conference Call Information:

Management will host a conference call to discuss earnings results and will provide a business update on May 10, 2021, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The conference call will last approximately 90 minutes and is accessible via the following numbers and webcast link:

Dial In: 1-866-270-1533 or 1-412-317-0797 International; Conference ID #10154727

Replay: 1-877-344-7529 or 1-412-317-0088 International; Conference ID #10154727

Webcast: http://investors.8x8.com

Participants should plan to dial in or log on 10 minutes prior to the start time. A telephonic replay of the call will be available until May 17, 2021. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software-as-a-Service provider of voice, video, chat, contact center, and enterprise-class API solutions powered by one global cloud communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, improved customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: the impact of economic downturns on us and our customers, including the impacts of the COVID-19 pandemic; customer cancellations and rate of customer churn; customer acceptance and demand for our new and existing cloud communication and collaboration services and features, including voice, contact center, video, messaging, and communication APIs; competitive market pressures, and any changes in the competitive dynamics of the markets in which we compete; the quality and reliability of our services; our ability to scale our business; customer acquisition costs; our reliance on a network of channel partners to provide substantial new customer demand; timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development; the amount and timing of costs associated with recruiting, training and integrating new employees and retaining existing employees; our reliance on infrastructure of third-party network services providers; risk of failure in our physical infrastructure; risk of defects or bugs in our software; risk of cybersecurity breaches; our ability to maintain the compatibility of our software with third-party applications and mobile platforms; continued compliance with industry standards, regulatory, and privacy requirements, globally; introduction and adoption of our cloud software solutions in markets outside of the United States; risks relating to the acquisition and integration of businesses we have acquired or may acquire in the future; risks related to our senior convertible notes and the related capped call transactions; and potential future intellectual property infringement claims and other litigation that could adversely impact our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation

The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue & Non-GAAP Service Margin, Other Margin, and Gross Margin
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance and related termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and related termination costs. Non-GAAP Service Margin (and as a percentage of Service Revenue) and Non-GAAP Other Margin (and as a percentage of Other Revenue) are computed as Service Revenue less Non-GAAP Cost of Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue, respectively. Non-GAAP Gross Margin (and as a percentage of Revenue) is computed as Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue as well as the Company's Service, Other and Gross Margins performance as compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development, Non-GAAP Sales and Marketing, and Non-GAAP General and Administrative, each of which excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and related termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Other Income (Expenses), net
Non-GAAP Other Income (Expenses), net (and as a percentage of Revenue) excludes debt amortization expense from Other Income (Expenses), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income performance to prior results and trends.

Non-GAAP Operating Profit (Loss) & Non-GAAP Operating Margin
Non-GAAP Operating Profit (Loss) excludes from Loss from operations: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance and related termination costs. Non-GAAP Operating Margin is Non-GAAP Operating Profit (Loss) divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Pre-Tax Profit (Loss) & Non-GAAP Net Loss
Non-GAAP Pre-Tax Profit (Loss) excludes from Net Income (Loss): amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance and related termination costs, debt amortization expense, and the provision for income taxes. Non-GAAP Net Loss includes the impact of the provision for income taxes on Non-GAAP Pre-Tax Profit (Loss). Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted & Non-GAAP Net Loss Per Share – Basic and Diluted
Non-GAAP Pre-Tax Profit (Loss) Per Share – Diluted is Non-GAAP Pre-Tax Profit (Loss) divided by the weighted-average diluted shares outstanding. Non-GAAP Net Loss Per Share – Basic and Diluted is Non-GAAP Net Loss divided by the weighted-average basic shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as its inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP pre-tax profit (loss) and Non-GAAP net loss performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance and related termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount. Provision for income taxes are excluded as they are non-operating in nature.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200
victoria.hyde-dunn@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	March 31,		March 31,
	2021	2020	2021	2020
Service revenue	$133,753	$112,531	$495,985	$414,078
Other revenue	10,966	8,947	36,359	32,159
Total revenue	144,719	121,478	532,344	446,237

Cost of revenue and operating expenses:
Cost of service revenue	47,239	43,114	180,082	145,013
Cost of other revenue	13,874	14,507	50,068	56,215
Research and development	25,271	20,155	92,034	77,790
Sales and marketing	70,696	65,420	256,231	240,013
General and administrative	27,675	24,436	100,078	87,025
Total operating expenses	184,755	167,632	678,493	606,056
Loss from operations	(40,036)	(46,154)	(146,149)	(159,819)
Other income (expense), net	(4,821)	(3,798)	(18,593)	(11,717)
Loss from operations before provision for income taxes	(44,857)	(49,952)	(164,742)	(171,536)
Provision for income taxes	177	148	843	832
Net loss	$(45,034)	$(50,100)	$(165,585)	$(172,368)

Net loss per share:
Basic and diluted	$(0.42)	$(0.49)	$(1.57)	$(1.72)

Weighted average number of shares:
Basic and diluted	107,961	102,743	105,700	99,999

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2021	March 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$112,531	$137,394
Restricted cash, current	8,179	10,376
Short-term investments	40,337	33,458
Accounts receivable, net	51,150	37,811
Deferred sales commission costs, current	30,241	22,444
Other current assets	34,095	35,679
Total current assets	276,533	277,162
Property and equipment, net	93,076	94,382
Operating lease, right-of-use assets	66,664	78,963
Intangible assets, net	17,130	24,001
Goodwill	131,520	128,300
Restricted cash, non-current	462	8,641
Long-term investments	—	16,083
Deferred sales commission costs, non-current	72,427	53,307
Other assets	20,597	19,802
Total assets	$678,409	$700,641
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$31,236	$40,261
Accrued compensation	29,879	22,656
Accrued taxes	12,129	10,251
Operating lease liabilities, current	12,942	5,875
Deferred revenue	20,737	7,105
Other accrued liabilities	14,455	37,277
Total current liabilities	121,378	123,425
Operating lease liabilities, non-current	82,456	92,452
Convertible senior notes, net	308,435	291,537
Other liabilities, non-current	5,636	2,496
Total liabilities	517,905	509,910
Stockholders' equity:
Common stock	109	103
Additional paid-in capital	755,643	625,474
Accumulated other comprehensive loss	(4,193)	(12,176)
Accumulated deficit	(591,055)	(422,670)
Total stockholders' equity	160,504	190,731
Total liabilities and stockholders' equity	$678,409	$700,641

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(165,585)	$(172,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,297	9,360
Amortization of intangible assets	6,886	8,842
Amortization of capitalized software	26,934	19,025
Amortization of debt discount and issuance costs	16,898	14,045
Amortization of deferred sales commission costs	27,817	19,541
Allowance for credit losses	4,471	3,479
Operating lease expense, net of accretion	15,210	14,971
Stock-based compensation expense	107,638	70,878
Other	1,521	3,522
Changes in assets and liabilities:
Accounts receivable, net	(14,869)	(12,737)
Deferred sales commission costs	(52,960)	(46,421)
Other current and non-current assets	(3,963)	(33,137)
Accounts payable and accruals	(10,033)	2,159
Deferred revenue	14,672	4,936
Net cash used in operating activities	(14,066)	(93,905)
Cash flows from investing activities:
Purchases of property and equipment	(6,430)	(35,834)
Cost of capitalized software	(28,816)	(31,573)
Purchases of investments	(52,172)	(42,223)
Sales of investments	1,018	36,515
Proceeds from maturity of investments	60,479	25,950
Acquisition of businesses, net of cash acquired	(10,400)	(59,129)
Net cash (used in) provided by investing activities	(36,321)	(106,294)
Cash flows from financing activities:
Finance lease payments	(78)	(315)
Tax-related withholding of common stock	(69)	(6,550)
Proceeds from issuance of common stock under employee stock plans	13,339	14,330
Purchase of capped call transactions	—	(9,288)
Net proceeds from issuance of convertible debt	—	73,918
Net cash provided by financing activities	13,192	72,095
Effect of exchange rate changes on cash	1,956	(168)
Net increase (decrease) in cash, cash equivalents and restricted cash	(35,239)	(128,272)
Cash, cash equivalents and restricted cash, beginning of period	156,411	284,683
Cash, cash equivalents and restricted cash, end of period	$121,172	$156,411

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)

	Three Months Ended				Years Ended
	March 31, 2021		March 31, 2020		March 31, 2021		March 31, 2020
Costs of Revenue:
GAAP cost of service revenue	$47,239		$43,114		$180,082		$145,013
Amortization of acquired intangible assets	(1,074)		(1,818)		(5,117)		(6,727)
Stock-based compensation expense and related employer payroll taxes	(2,280)		(1,622)		(9,206)		(5,449)
Legal and regulatory costs	—		—		(219)		—
Severance and related termination costs	(4)		(2,182)		(1,522)		(2,744)
Non-GAAP cost of service revenue	$43,881		$37,492		$164,018		$130,093
Non-GAAP service margin (as a percentage of service revenue)	$89,872	67.2%	$75,039	66.7%	$331,967	66.9%	$283,985	68.6%

GAAP cost of other revenue	$13,874		$14,507		$50,068		$56,215
Stock-based compensation expense and related employer payroll taxes	(1,540)		(728)		(4,763)		(3,122)
Acquisition and integration costs	—		—		—		(6)
Legal and regulatory costs	—		—		(151)		—
Severance and related termination costs	—		(287)		(64)		(716)
Non-GAAP cost of other revenue	$12,334		$13,492		$45,090		$52,371
Non-GAAP other margin (as a percentage of other revenue)	$(1,368)	(12.5)%	$(4,545)	(50.8)%	$(8,731)	(24.0)%	$(20,212)	(62.9)%

Non-GAAP gross margin (as a percentage of revenue)	$88,504	61.2%	$70,494	58.0%	$323,236	60.7%	$263,773	59.1%

Operating Expenses:
GAAP research and development	$25,271		$20,155		$92,034		$77,790
Stock-based compensation expense and related employer payroll taxes	(9,412)		(5,856)		(33,261)		(20,173)
Acquisition and integration costs	—		(95)		—		(225)
Legal and regulatory costs	—		—		(441)		—
Severance and related termination costs	(44)		(2,722)		(743)		(3,559)
Non-GAAP research and development (as a percentage of revenue)	$15,815	10.9%	$11,482	9.5%	$57,589	10.8%	$53,833	12.1%

GAAP sales and marketing	$70,696		$65,420		$256,231		$240,013
Amortization of acquired intangible assets	(222)		(875)		(1,769)		(2,115)
Stock-based compensation expense and related employer payroll taxes	(12,621)		(5,688)		(35,529)		(20,534)
Acquisition and integration costs	—		(4)		—		(11)
Legal and regulatory costs	—		—		(638)		—
Severance and related termination costs	(251)		(2,544)		(963)		(4,437)
Non-GAAP sales and marketing (as a percentage of revenue)	$57,602	39.8%	$56,309	46.4%	$217,332	40.8%	$212,916	47.7%

GAAP general and administrative	$27,675		$24,436		$100,078		$87,025
Stock-based compensation expense and related employer payroll taxes	(9,442)		(5,832)		(29,746)		(22,818)
Acquisition and integration costs	(3)		(162)		(197)		(2,371)
Legal and regulatory costs	(3,126)		(117)		(5,772)		730
Severance and related termination costs	(584)		(2,682)		(4,941)		(4,661)
Non-GAAP general and administrative (as a percentage of revenue)	$14,520	10.0%	$15,643	12.9%	$59,422	11.2%	$57,905	13.0%

Non-GAAP Operating Expenses (as a percentage of revenue)	$87,937	60.8%	$83,434	68.7%	$334,343	62.8%	$324,654	72.8%

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued
(In thousands, except share and per share amounts)

	Three Months Ended				Years Ended
	March 31, 2021		March 31, 2020		March 31, 2021		March 31, 2020
Other Income (Expenses):
GAAP other income (expense), net	$(4,821)		$(3,798)		$(18,593)		$(11,717)
Debt amortization expense	4,324		4,058		16,898		14,045
Non-GAAP other income (expense), net (as a percentage of revenue)	$(497)	(0.3)%	$260	0.2%	$(1,695)	(0.3)%	$2,328	0.5%

Operating Profit (Loss):
GAAP loss from operations	$(40,036)		$(46,154)		$(146,149)		$(159,819)
Amortization of acquired intangible assets	1,296		2,693		6,886		8,842
Stock-based compensation expense and related employer payroll taxes	35,295		19,726		112,505		72,096
Acquisition and integration costs	3		261		197		2,613
Legal and regulatory costs	3,126		117		7,221		(730)
Severance and related termination costs	883		10,417		8,233		16,117
Non-GAAP operating profit (loss) (Non-GAAP operating margin)	$567	0.4%	$(12,940)	(10.7)%	$(11,107)	(2.1)%	$(60,881)	(13.6)%

Pre-Tax Profit (Loss):
GAAP net loss	$(45,034)		$(50,100)		$(165,585)		$(172,368)
Amortization of acquired intangible assets	1,296		2,693		6,886		8,842
Stock-based compensation expense and related employer payroll taxes	35,295		19,726		112,505		72,096
Acquisition and integration costs	3		261		197		2,613
Legal and regulatory costs	3,126		117		7,221		(730)
Severance and related termination costs	883		10,417		8,233		16,117
Debt amortization expense	4,324		4,058		16,898		14,045
Non-GAAP net loss	(107)		(12,828)		(13,645)		(59,385)
Provision for income taxes	177		148		843		832
Non-GAAP pre-tax profit (loss) (as a percentage of revenue)	$70	—%	$(12,680)	(10.4)%	$(12,802)	(2.4)%	$(58,553)	(13.1)%

Shares used in computing per share amounts:
Basic	107,961		102,743		105,700		99,999
Diluted	119,383		102,743		105,700		99,999

GAAP net loss per share - Basic and Diluted	$(0.42)		$(0.49)		$(1.57)		$(1.72)
Non-GAAP pre-tax profit (loss) per share - Diluted	0.00		(0.12)		(0.12)		(0.59)
Non-GAAP net loss per share - Basic and Diluted	(0.00)		(0.12)		(0.13)		(0.59)